EXHIBIT 23.3

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England

Telephone: +44 (0) 20 7538 0191 Facsimile: +44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk Website: www.drewry.co.uk

GSL Holdings, Inc.

500 Park Avenue

5th Floor

New York, NY 10022

Telephone: (212) 993-1670

June 20, 2008

Dear Sir/Madam

Reference is made to Amendment No. 2 to the registration statement on Form F-4 (the “Registration Statement”) relating to the registration of common shares of GSL Holdings, Inc. (the “Company”), in connection with the merger of the Company with Marathon Acquisition Corp.

We hereby consent to all references to our name in the Registration Statement and to the use of the graphical and statistical information supplied by us set forth in the subsections of the Registration Statement entitled “International Containership Industry” and “Global Ship Lease Business” in the “Summary” section as well as in the sections entitled “Risk Factors—Risks Relating to the Industry of Global Ship Lease”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Global Ship Lease”. We further advise the Company that our role has been limited to the confirmation and provision of such statistical information, graphs and tables. With respect to such statistical information, graphs and tables supplied by us, we advise you that:

•	Some industry data included in this discussion is based on estimates or subjective judgments.

•	The published information of other maritime data collection experts may differ from this data.

•

While we have taken reasonable care in the compilation of the industry statistical information, graphs and tables and believe them to be correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled “Experts”.

/s/ Nigel Gardiner
Nigel Gardiner
Managing Director
Drewry Shipping Consultants Limited

Drewry Shipping Consultants Limited – registered in London, England No. 3289135